Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 6 to the Schedule 13D originally filed on July 19, 2010 (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value per share, of Cypress Bioscience, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  December 20, 2010

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By:  Ramius Value and Opportunity Advisors LLC,
its investment manager

RAMIUS NAVIGATION MASTER FUND LTD
By:  Ramius Advisors, LLC,
its investment advisor

RAMIUS ENTERPRISE MASTER FUND LTD
By:  Ramius Advisors, LLC,
its investment advisor

RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
By:  Ramius LLC,
its sole member

RAMIUS OPTIMUM INVESTMENTS LLC
By:  Ramius Advisors, LLC,
its managing member

RAMIUS V&O ACQUISITION LLC

COWEN OVERSEAS INVESTMENT LP
By:  Ramius Advisors, LLC,
its general partner

RAMIUS ADVISORS, LLC
By:  Ramius LLC,
its sole member

RAMIUS LLC
By:  Cowen Group, Inc.,
its sole member

COWEN GROUP, INC.

RCG HOLDINGS LLC
By:  C4S & Co., L.L.C.,
its managing member

C4S & CO., L.L.C.

By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	Authorized Signatory

/s/ Owen S. Littman
OWEN S. LITTMAN
As attorney-in-fact for Jeffrey M. Solomon, Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss

/s/ Jeffrey C. Smith
JEFFREY C. SMITH